Phone: (503) 986-2200
Fax: (503) 378-4381

Secretary of State
Corporation Division
255 Capitol St. NE, Suite 151
Salem, OR 97310-1327
FilingInOregon.com

Articles of Amendment—Business/Professional/Nonprofit

Check the appropriate box below:

[X] BUSINESS/PROFESSIONAL CORPORATION (Complete only 1, 2, 3, 4, 6, 7)

[ ] NONPROFIT CORPORATION (Complete only 1, 2, 3, 5, 6, 7)

FILED

JAN 16 2004

OREGON
SECRETARY OF STATE

REGISTRY NUMBER: 307187-87

In keeping with Oregon Statute 192.410-192.595, the information on the application is public record. We must release this information to all parties upon request and it may be posted on our website.

Please Type or Print Legibly in Black Ink.

For office use only

1) NAME OF CORPORATION PRIOR TO AMENDMENT: REGI U.S., INC.

2) STATE THE ARTICLE NUMBER(S) AND SET FORTH THE ARTICLE(S) AS IT IS AMENDED TO READ. (Attach a separate sheet if necessary.)

ARTICLE SIX, THE CORPORATION WILL HAVE THE AUTHORITY TO ISSUE 50,000,000 SHARES OF COMMON STOCK.

3) THE AMENDMENT WAS ADOPTED ON: DEC 22, 2003

(If more than one amendment was adopted, identify the date of adoption of each amendment.)

BUSINESS/PROFESSIONAL CORPORATION ONLY

4) CHECK THE APPROPRIATE STATEMENT

[X] Shareholder action was required to adopt the amendment(s). The vote was as follows:

Class or series of shares	Number of shares outstanding	Number of votes entitled to be cast	Number of votes cast FOR	Number of votes cast AGAINST
COMMON	18,661,055	18,661,055	10,305,625	0

[ ] Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the board of directors without shareholder action.

[ ] The corporation has not issued any shares of stock. Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the incorporators or by the board of directors.

NONPROFIT CORPORATION ONLY

5) CHECK THE APPROPRIATE STATEMENT

[ ] Membership approval was not required. The amendment(s) was approved by a sufficient vote of the board of directors or incorporators.

[ ] Membership approval was required. The membership vote was as follows:

Class(es) entitled to vote	Number of members entitled to vote	Number of votes entitled to be cast	Number of votes cast FOR	Number of votes cast AGAINST

6) EXECUTION

Signature: [signature]

Printed Name: JOHN ROBERTSON

Title: PRESIDENT

7) CONTACT NAME (To resolve questions with this filing.): TONY SMITH/CT CORP

DAYTIME PHONE NUMBER (include area code.): 206-622-4511

FEES

Required Processing Fee $50
Confirmation Copy (Optional) $5
Processing Fees are nonrefundable.
Please make check payable to "Corporation Division."

NOTE: Fees may be paid with VISA or MasterCard. The card number and expiration date should be submitted on a separate sheet for your protection.

[handwritten initials] 1/14

113 (Rev. 1/04)
OR003 - 12/13/2003 C T System Online